Exhibit 10.2

THIRD LOAN MODIFICATION AGREEMENT

This Third Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of February 14, 2013, by and between SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 275 Grove Street, Suite 2-200, Newton, Massachusetts 02466 (“Bank”) and SOUNDBITE COMMUNICATIONS, INC., a Delaware corporation, with its principal executive office located at 22 Crosby Drive, Bedford, Massachusetts 01730 (“Borrower”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of November 2, 2009, evidenced by, among other documents, a certain Loan and Security Agreement dated as of November 2, 2009, between Borrower and Bank, as amended by a certain First Loan Modification Agreement dated as of March 8, 2010, but effective as of November 2, 2009, between Borrower and Bank, and as further amended by a certain Second Loan Modification Agreement dated as of February 18, 2011, but effective as of November 1, 2010, between Borrower and Bank (as amended and affected, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”). Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.

1	The Loan Agreement shall be amended by deleting the text appearing in each of (i) Section 2.1.2 (entitled “Letters of Credit Sublimit”), (ii) Section 2.1.3 (entitled “Foreign Exchange Sublimit”), and (iii) Section 2.1.4 (entitled “Cash Management Services Sublimit”) in their entirety and inserting in lieu of each of the foregoing “Intentionally Omitted”.

2	The Loan Agreement shall be amended by deleting the following provision appearing as Section 2.2 (Overadvances) thereof:

“ 2.2 Overadvances. If, at any time, the Credit Extensions under Sections 2.1.1, 2.1.2, 2.1.3 and 2.1.4 exceed the Revolving Line, Borrower shall immediately pay to Bank in cash such excess (the “Overadvance”).”

and inserting in lieu thereof the following:

“ 2.2 Overadvances. If, at any time, the outstanding principal amount of any Advances exceeds the Revolving Line, Borrower shall immediately pay to Bank in cash the amount of such excess (such excess, the “Overadvance”). Without limiting Borrower’s obligation to repay Bank any Overadvance, Borrower agrees to pay Bank interest on the outstanding amount of any Overadvance, on demand, at the Default Rate.”

3	The Loan Agreement shall be amended by deleting the following provision appearing as Section 2.4(c) (Letter of Credit Fee) thereof:

“ (c) Letter of Credit Fee. Bank’s customary fees and expenses for the issuance or renewal of Letters of Credit, upon the issuance, each anniversary of the issuance, and the renewal of such Letter of Credit; and”

and inserting in lieu thereof the following:

“ (c) Intentionally Omitted.”

4	The Loan Agreement shall be amended by deleting the following provision appearing as Section 3.4 (Procedures for Borrowing) thereof in its entirety:

“ 3.4 Procedures for Borrowing. Subject to the prior satisfaction of all other applicable conditions to the making of an Advance set forth in this Agreement, to obtain an Advance (other than Advances under Sections 2.1.2 or 2.1.4), Borrower shall notify Bank (which notice shall be irrevocable) by electronic mail, facsimile, or telephone by 12:00 noon Eastern time on the Funding Date of the Advance. Together with any such electronic or facsimile notification, Borrower shall deliver to Bank by electronic mail or facsimile a completed Payment/Advance Form executed by a Responsible Officer or his or her designee. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee. Bank shall credit Advances to the Designated Deposit Account. Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due.”

and inserting in lieu thereof the following:

“ 3.4 Procedures for Borrowing. Subject to the prior satisfaction of all other applicable conditions to the making of an Advance set forth in this Agreement, to obtain an Advance, Borrower shall notify Bank (which notice shall be irrevocable) by electronic mail, facsimile, or telephone by 12:00 noon Eastern time on the Funding Date of the Advance. Together with any such electronic or facsimile notification, Borrower shall deliver to Bank by electronic mail or facsimile a completed Payment/Advance Form executed by a Responsible Officer or his or her designee. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee. Bank shall credit Advances to the Designated Deposit Account. Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due.”

5	The Loan Agreement shall be amended by inserting the following text to appear at the end of Section 4.1 (Grant of Security Interest) thereof:

“ Borrower acknowledges that it previously has entered, and/or may in the future enter, into Bank Services Agreements with Bank. Regardless of the terms of any Bank Services Agreement, Borrower agrees that any amounts Borrower owes Bank thereunder shall be deemed to be Obligations hereunder and that it is the intent of Borrower and Bank to have all such Obligations secured by the first priority perfected security interest in the Collateral granted herein (subject only to Permitted Liens that are permitted pursuant to the terms of this Agreement to have superior priority to Bank’s Lien in this Agreement).

In the event (a) all Obligations (other than inchoate indemnity obligations), except for Bank Services, are satisfied in full, and (b) this Agreement is terminated, Bank shall terminate the security interest granted herein upon Borrower providing cash collateral acceptable to Bank in its good faith business judgment for Bank Services, if any. In the event such Bank Services consist of outstanding Letters of Credit, Borrower shall provide to Bank cash collateral in an amount equal to (i) one hundred five percent (105.0%) of the face amount of all such Letters of Credit denominated in Dollars and (ii) one hundred ten percent (110.0%) of the Dollar Equivalent of the face amount of all such Letters of Credit denominated in a Foreign Currency plus, in each case, all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment), to secure all of the Obligations relating to such Letters of Credit.”

6	The Loan Agreement shall be amended by deleting the following provision appearing as Section 6.7(b) (Minimum Quarterly Revenue) thereof:

“ (b) Minimum Quarterly Net Revenue. Borrower shall have quarterly net revenue of at least (i) for the quarters ended June 30, 2009, September 30, 2009, December 31, 2009, March 31, 2010, June 30, 2010 and September 30, 2010, the greater of (A) Nine Million Dollars ($9,000,000.00), and (B) seventy-five percent (75.0%) of Borrower’s board-approved operating plan, and (ii) for the quarter ending December 31, 2010, and as of the last day of each quarter thereafter, Nine Million Dollars ($9,000,000.00).”

and inserting in lieu thereof the following:

“ (b) Minimum Quarterly Net Revenue. Borrower shall have quarterly net revenue of at least (i) for the quarters ended June 30, 2009, September 30, 2009, December 31, 2009, March 31, 2010, June 30, 2010 and September 30, 2010, the greater of (A) Nine Million Dollars ($9,000,000.00), and (B) seventy-five percent (75.0%) of Borrower’s board-approved operating plan; (ii) for the quarters ended December 31, 2010, March 31, 2011, June 30 2011, September 30, 2011, December 31, 2011, March 31, 2012, June 30, 2012, September 30, 2012 and December 31, 2012, Nine Million Dollars ($9,000,000.00); and (iii) for the quarter ending March 31, 2013 and as of the last day of each quarter thereafter, Ten Million Dollars ($10,000,000.00).”

7	The Loan Agreement shall be amended by deleting the following provision appearing as Section 9.1(c) thereof:

“ (c) demand that Borrower (i) deposits cash with Bank in an amount equal to the aggregate amount of any Letters of Credit remaining undrawn, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all Letter of Credit fees scheduled to be paid or payable over the remaining term of any Letters of Credit;”

and inserting in lieu thereof:

“ (c) for any Letters of Credit, demand that Borrower (i) deposit cash with Bank in an amount equal to (i) one hundred five percent (105.0%) of the Dollar Equivalent of the aggregate face amount of all Letters of Credit remaining undrawn denominated in Dollars and (ii) one hundred ten percent (110.0%) of the Dollar Equivalent of the aggregate face amount of all Letters of Credit remaining undrawn denominated in a Foreign Currency (plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment)), to secure all of the Obligations relating to such Letters of Credit, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all letter of credit fees scheduled to be paid or payable over the remaining term of any Letters of Credit;”

8	The Loan Agreement shall be amended by inserting the following text at the end of Section 12.7 (Survival) thereof:

“ Without limiting the foregoing, except as otherwise provided in Section 4.1, the grant of security interest by Borrower in Section 4.1 shall survive until the termination of all Bank Services Agreements.”

9	The Loan Agreement shall be amended by deleting the following definitions appearing in Section 13.1 thereof:

“ “Availability Amount” is (a) the Revolving Line, minus (b) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) plus an amount equal to the Letter of Credit Reserves, minus (c) the FX Reduction Amount, and minus (d) the outstanding principal balance of any Advances (including any amounts used for Cash Management Services).”

“ “Credit Extension” is any Advance, Letter of Credit, the aggregate FX Reduction Amount, amount utilized for Cash Management Services, or any other extension of credit by Bank for Borrower’s benefit.”

“ “FX Forward Contract” is defined in Section 2.1.3.”

“ “Letter of Credit” means a standby letter of credit issued by Bank or another institution based upon an application, guarantee, indemnity or similar agreement on the part of Bank as set forth in Section 2.1.2.”

“ “Loan Documents” are, collectively, this Agreement, the Perfection Certificate, any subordination agreements, any note, or notes or guaranties executed by Borrower or any Guarantor, and any other present or future agreement between Borrower any Guarantor and/or for the benefit of Bank in connection with this Agreement, all as amended, restated, or otherwise modified.”

“ “Obligations” are Borrower’s obligation to pay when due any debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, whether under this Agreement, the Loan Documents, including, without limitation, all obligations relating to letters of credit (including reimbursement obligations for drawn and undrawn letters of credit), cash management services, and foreign exchange contracts, if any, and including interest accruing after Insolvency Proceedings begin and the performance of Borrower’s duties under the Loan Documents.”

“ “Revolving Line Maturity Date” is February 18, 2013.”

and inserting in lieu thereof the following:

“ “Availability Amount” is (a) the Revolving Line, minus (b) the outstanding principal balance of any Advances.”

“ “Credit Extension” is any Advance or any other extension of credit by Bank for Borrower’s benefit.”

“ “FX Forward Contract” is any foreign exchange contract by and between Borrower and Bank under which Borrower commits to purchase from or sell to Bank a specific amount of Foreign Currency on a specified date.”

“ “Letter of Credit” is a standby or commercial letter of credit issued by Bank upon request of Borrower based upon an application, guarantee, indemnity or similar agreement.”

“ “Loan Documents” are, collectively, this Agreement and any schedules, exhibits, certificates, notices, and any other documents related to this Agreement, the Perfection Certificate, any Bank Services Agreement, any subordination agreement, any note, or notes or guaranties executed by Borrower or any Guarantor, and any other present or future agreement by Borrower and/or any Guarantor with or for the benefit of Bank in connection with this Agreement or Bank Services, all as amended, restated, or otherwise modified.”

“ “Obligations” are Borrower’s obligations to pay when due any debts, principal, interest, fees, Bank Expenses and other amounts Borrower owes Bank now or later, whether under this Agreement, the other Loan Documents, or otherwise, including, without limitation, any interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and the performance of Borrower’s duties under the Loan Documents.”

“ “Revolving Line Maturity Date” is February 18, 2015.”

10	The Loan Agreement shall be amended by inserting the following new definitions to appear alphabetically in Section 13.1 thereof:

“ “Bank Services” are any products, credit services and/or financial accommodations previously, now, or hereafter provided to Borrower or any of its Subsidiaries by Bank or any Bank Affiliate, including, without limitation, any letters of credit, cash management services (including, without limitation, merchant services, direct deposit of payroll, business credit cards, and check cashing services), interest rate swap arrangements, and foreign exchange services as any such products or services may be identified in Bank’s various agreements related thereto (each, a “Bank Services Agreement”).”

“ “Bank Services Agreement” is defined in the definition of Bank Services.”

“ “Dollar Equivalent” is, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in a Foreign Currency, the equivalent amount therefor in Dollars as determined by Bank at such time on the basis of the then-prevailing rate of exchange in San Francisco, California, for sales of the Foreign Currency for transfer to the country issuing such Foreign Currency.”

11	The Compliance Certificate appearing as Exhibit D to the Loan Agreement is hereby replaced with the Compliance Certificate attached as Schedule 1 hereto.

4. FEES. Borrower shall pay to Bank a modification fee equal to Twelve Thousand Five Hundred Dollars ($12,500.00), which fee shall be deemed fully earned as of the date hereof, and shall be due and payable as follows: (a) Seven Thousand Five Hundred Dollars ($7,500.00) is due and payable on the date hereof, and (b) Five Thousand Dollars ($5,000.00) is due and payable upon the earliest to occur of (i) the date that is one (1) year from the date of this Loan Modification Agreement, (ii) the early termination of the Loan Agreement, or (iii) an Event of Default. Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5. RATIFICATION OF PERFECTION CERTIFICATE. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of November 2, 2009 between Borrower and Bank, and acknowledges, confirms and agrees the disclosures and information Borrower provided to Bank in the Perfection Certificate have not changed, as of the date hereof.

6. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

7. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

8. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

9. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

10. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

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This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER: SOUNDBITE COMMUNICATIONS, INC.		BANK: SILICON VALLEY BANK

By:	/s/ Robert C. Leahy	By:	/s/ Naomi Herman
Name:	Robert C. Leahy	Name:	Naomi Herman
Title:	CFO & COO	Title:	SVP

The undersigned, SOUNDBITE COMMUNICATIONS SECURITIES CORPORATION, a Massachusetts corporation (“Guarantor”) hereby: (a) ratifies, confirms and reaffirms, all and singular, the terms and conditions of (i) a certain Unconditional Guaranty of the obligations of Borrower to Bank dated as of November 2, 2009 (as amended, the “Guaranty”), and (ii) a certain Security Agreement by Guarantor in favor of Bank dated as of November 2, 2009 (as amended, the “Security Agreement”); (b) acknowledges, confirms and agrees that the Guaranty and Security Agreement shall remain in full force and effect and shall in no way be limited by the execution of this Loan Modification Agreement or any other documents, instruments and/or agreements executed and/or delivered in connection herewith; and (c) acknowledges, confirms and agrees that the obligations of Borrower to Bank under the Guaranty include, without limitation, all Obligations of Borrower to Bank under the Loan Agreement, as amended by this Loan Modification Agreement.

SOUNDBITE COMMUNICATIONS SECURITIES CORPORATION

By:	/s/ Robert C. Leahy
Name:	Robert C. Leahy
Title:	CFO & COO

SCHEDULE 1

EXHIBIT D

COMPLIANCE CERTIFICATE

TO: FROM:	SILICON VALLEY BANK SOUNDBITE COMMUNICATIONS, INC.	Date:

The undersigned authorized officer of SoundBite Communications, Inc. (“Borrower”) certifies in such capacity that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (as amended, the “Agreement”), (1) Borrower is in complete compliance for the period ending                              with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Compliance Certificate	Within five (5) days of filing 10-Q with SEC, but no later than 45 days after quarter end	Yes No

Board Projections	Annually and within 45 days of approval	Yes No

10-Q	Within five (5) days of filing with SEC, but no later than 45 days after quarter end	Yes No

8-K	Within five (5) days of filing with SEC	Yes No

10-K, together with an unqualified opinion	Within five (5) days of filing with SEC, but no later than 90 days after year end	Yes No

Financial Covenant	Required	Actual		Complies
Maintain on a Quarterly Basis:
Adjusted Quick Ratio	2.0:1.0		____:1.0	Yes No
Minimum Quarterly Net Revenue	*	$	______________	Yes No

*	As set forth in Section 6.7(b) of the Loan and Security Agreement.

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

SOUNDBITE COMMUNICATIONS, INC.	BANK USE ONLY

By:	Received by:
AUTHORIZED SIGNER
Name:	Date:

Title:	Verified:
AUTHORIZED SIGNER
Date:

Compliance Status: Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

Dated:

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall control.

I.	Adjusted Quick Ratio (Section 6.7(a))

Required:	2.0:1.0

Actual:	:1.0

                 No, not in compliance                                                                  Yes, in compliance

II.	Minimum Quarterly Net Revenue (Section 6.7(b))

Required:	Quarterly new revenue of at least:

(i) for the quarters ended June 30, 2009, September 30, 2009, December 31, 2009, March 31, 2010, June 30, 2010 and September 30, 2010, the greater of (A) Nine Million Dollars ($9,000,000.00), and (B) seventy-five percent (75.0%) of Borrower’s board-approved operating plan;

(ii) for the quarters ended December 31, 2010, March 31, 2011, June 30 2011, September 30, 2011, December 31, 2011, March 31, 2012, June 30, 2012, September 30, 2012 and December 31, 2012, Nine Million Dollars ($9,000,000.00); and

(iii) for the quarter ending March 31, 2013 and as of the last day of each quarter thereafter, Ten Million Dollars ($10,000,000.00).

Actual:	$

                 No, not in compliance                                                                   Yes, in compliance